    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 6, 2000

                                                     REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                                 TERADYNE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   MASSACHUSETTS                                        04-2272148
          (State or Other Jurisdiction of                              (IRS Employer
          Incorporation or Organization)                            Identification No.)

             321 HARRISON AVENUE, BOSTON, MA 02118, (617) 482-2700
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               MICHAEL A. BRADLEY
                   Vice President and Chief Financial Officer
                                 Teradyne, Inc.
                              321 Harrison Avenue
                                Boston, MA 02118
                                 (617) 482-2700
    (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                          CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                    COPY TO:
                          WILLIAM B. ASHER, JR., ESQ.
                        TESTA, HURWITZ & THIBEAULT, LLP
                                125 HIGH STREET
                          BOSTON, MASSACHUSETTS 02110
                                 (617) 248-7000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
                                                          PROPOSED MAXIMUM      PROPOSED MAXIMUM
                                       AMOUNT TO           OFFERING PRICE          AGGREGATE             AMOUNT OF
TITLE OF SHARES TO BE REGISTERED     BE REGISTERED          PER SHARE(1)       OFFERING PRICE(1)    REGISTRATION FEE(2)
------------------------------------------------------------------------------------------------------------------------
Common Stock, $.125 par value...    1,841,162 shares          $34.625            $63,750,234.25          $16,830.07
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.

(2) Pursuant to Rule 457(c) of the Securities Act of 1933, the registration fee has been calculated based upon the average of the high and low prices per share of the Common Stock of Teradyne, Inc. on the New York Stock Exchange on October 2, 2000.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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

        THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION DATED OCTOBER   , 2000

                                   PROSPECTUS

                                1,841,162 SHARES

                                 TERADYNE, INC.

                                  COMMON STOCK

                            ------------------------

     This prospectus is part of a registration statement that covers 1,841,162 shares of our common stock. The shares may be offered and sold from time to time by certain selling stockholders of Teradyne, Inc. We will receive no proceeds from the sale of the shares.

     Our shares are traded on the New York Stock Exchange under the symbol "TER." On October 2, 2000, the last reported sale price of our common stock on the New York Stock Exchange was $33.50 per share.

                            ------------------------

     INVESTING IN THE COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 6.

                            ------------------------

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                The date of this Prospectus is October   , 2000.

                             AVAILABLE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and accordingly file reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed by Teradyne may be inspected and copied at prescribed rates at the Public Reference Room maintained by the Commission at 450 Fifth Street, N.W., Room 1200, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. Our common stock is traded on the New York Stock Exchange.

     We have filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the shares of our common stock offered by this prospectus. This prospectus does not contain all information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information regarding us and the shares of our common stock offered, we refer you to the registration statement and to the exhibits and schedules filed with it. Statements contained in this prospectus regarding the contents of any agreement or other document filed as an exhibit to the registration statement are necessarily summaries of those documents, and in each instance we refer you to the copy of that document filed as an exhibit to the registration statement for a more complete description of the matters involved. The registration statement, including the exhibits and schedules thereto, may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Room 1200, Washington, D.C. 20549 and copies of all or any part of the registration statement may be obtained from that office upon payment of the prescribed fees. In addition, the Securities and Exchange Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

     We will provide without charge to each person who is delivered a prospectus, on written or oral request, a copy of any or all of the documents incorporated by reference herein (other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents). Requests for copies should be directed to Investor Relations, Teradyne, Inc., 321 Harrison Avenue, Boston, Massachusetts 02118, Telephone: (617) 482-2700.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents filed by us with the Securities and Exchange Commission pursuant to the Exchange Act are incorporated in this prospectus by reference:

     1. Teradyne's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (File No. 001-06462).

     2. Teradyne's Quarterly Reports on Form 10-Q for the fiscal quarters ended April 2, 2000 and July 2, 2000 (both File No. 001-06462).

     All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, shall be deemed incorporated by reference in this prospectus and made a part hereof from the date of filing of those documents. Any statement contained in a document incorporated or deemed incorporated by reference in this prospectus shall be deemed modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed incorporated by reference herein or in any prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

                                 TERADYNE, INC.

     We design, manufacture, market and service test systems and related software, as well as backplanes and associated connectors. We currently have five principal products:

     - semiconductor test systems;

     - backplane connection systems;

     - circuit-board inspection and test systems;

     - broadband test systems; and

     - software test systems.

     Semiconductor Test Systems. We produce semiconductor test systems for use by electronic component manufacturers in the design and testing of a wide variety of semiconductor products, including logic, memory, mixed signal, and "system on a chip" integrated circuits. Semiconductor test systems are sold to semiconductor manufacturers and subcontractors to the semiconductor industry. Semiconductor manufacturers use our semiconductor test systems to:

     - measure product performance;

     - improve product quality;

     - shorten time to market;

     - enhance manufacturability;

     - conserve labor costs; and

     - increase production yields.

     Backplane Connection Systems. The computer, communications, and military/aerospace industries are the principal users of our backplane connection systems. A backplane is an assembly into which printed circuit boards are inserted that provides for the interconnection of electrical signals between the circuit boards and the other elements of the system. We produce both printed circuit and metal backplanes, along with mating circuit-board connectors. Our backplane connection systems customers include makers of data storage systems, telecommunications gear, and routers and servers. In addition, backplane connection systems have a long-standing military/aerospace customer base.

     Circuit-board Inspection and Test Systems. Electronic equipment manufacturers use our circuit-board inspection and test systems for the design, inspection and testing of circuit boards and other assemblies. We also sell circuit-board inspection and test systems to customers across most sectors of the electronics industry and to companies in other industries that use electronic devices in high volume. Similar to semiconductor test systems, our customers use their systems and related software to increase product performance, to improve product quality, to shorten time to market, to enhance manufacturability, to conserve labor costs, and to increase production yields.

     Broadband Test Systems. Broadband test systems support communications service providers' goals to sell and deploy more services sooner and improve the efficiency of qualification, provisioning and customer care.

     Software Test Systems. A number of industries use our software test systems to test communications networks, computerized telecommunication systems, and web based applications. In September 2000, we announced that we are consolidating our software test units into a single company to be called Empirix. The employees of Empirix and an outside investor group will subsequently own a controlling position in the new company, and we will retain an ownership position. The transaction is expected to be completed at the end of the fourth quarter of 2000.

     We have sales and service offices throughout North America, Europe, the Asia Pacific region, and Japan, as our customers outside the United States are located primarily in those geographic areas. We sell in these areas predominantly utilizing a direct sales force and substantially all of our manufacturing activities are conducted in the United States.

     We were incorporated in Massachusetts in September 1960. Our principal executive offices are located at 321 Harrison Avenue, Boston, Massachusetts 02118, and our telephone number is (617) 482-2700. Our web site is located at www.teradyne.com. The information contained on our web site is not part of this prospectus.

                                  RISK FACTORS

     You should carefully consider the following risks before investing in our common stock. These are not the only risks that we face. Additional risks may also impair our business operations. If any of the following risks come to fruition, our business, results of operations or financial condition could be materially adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should also refer to the other information set forth or incorporated by reference in this prospectus, including our financial statements and the accompanying notes.

     This prospectus contains certain "forward-looking statements" based on our current expectations, assumptions, estimates and projections about our company and our industry. These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of many factors, as more fully described in this section and elsewhere in the prospectus.

OUR SEMICONDUCTOR TESTING BUSINESS IS DEPENDENT ON THE CURRENT AND ANTICIPATED MARKET FOR SEMICONDUCTORS, WHICH IS HIGHLY CYCLICAL.

     Our business and results of operations depend in significant part upon capital expenditures of manufacturers of semiconductors, which in turn depend upon the current and anticipated market demand for semiconductors and products incorporating semiconductors. The semiconductor industry has been highly cyclical with recurring periods of over supply, which often have had a severe effect on the semiconductor industry's demand for test equipment, including systems manufactured and marketed by us. We believe that the markets for newer generations of semiconductors will also be subject to similar fluctuations. We cannot assure that any future increase in semiconductor test systems sales or bookings for a calendar quarter will be sustained in subsequent quarters. In addition, any factor adversely affecting the semiconductor industry or particular segments within the semiconductor industry may adversely affect our business, financial condition and operating results.

IF WE EXPERIENCE CANCELLATIONS OR OUR CUSTOMERS FAIL TO PLACE NEW ORDERS BECAUSE OF OUR CURRENT ORDER BACKLOG, IT WOULD HAVE AN ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS.

     We typically maintain a large multi-week order backlog. If we are unable to fill these orders and meet customer delivery expectations, customers may cancel existing orders or fail to place new orders in the future, which would have an adverse effect on our revenues and results of operations. Factors that affect our ability to meet customer delivery expectations include:

     - the availability of expanded manufacturing facilities;

     - our ability to attract and retain qualified manufacturing personnel to meet anticipated manufacturing levels;

     - the difficulties inherent in manufacturing highly complex products that have only recently been introduced; and

     - the availability of components, including semiconductor chips, which may be in short supply from time to time.

     In addition, we rely upon third-party contract manufacturers for certain subsystems used in our products, and our ability to meet customer orders for those products depends upon the timeliness and quality of the work performed by these subcontractors, over whom we do not exercise any control.

IF WE ARE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY, WE MAY LOSE A VALUABLE ASSET OR MAY INCUR COSTLY LITIGATION TO PROTECT OUR RIGHTS.

     Our products incorporate technology that we protect in several ways, including patents, copyrights, and trade secrets. While we believe that our patents, copyrights, and trade secrets have value, in general no single one is in itself essential. At times we have been notified that we may be in violation of patents held by others.

An assertion of patent infringement against us, if successful, could have a material adverse effect on our ability to sell our products, or could require a lengthy and expensive defense which could adversely affect our operating results.

IF WE FAIL TO DEVELOP NEW TECHNOLOGIES TO ADAPT TO OUR CUSTOMERS' NEEDS AND IF OUR CUSTOMERS FAIL TO ACCEPT OUR NEW PRODUCTS, IT WILL ADVERSELY AFFECT OUR REVENUES.

     We believe that our technological position depends primarily on the technical competence and creative ability of our engineers. Our development of new technologies, commercialization of those technologies into products, and market acceptance and customer demand for those products is critical to our success. Successful product development and introduction depends upon a number of factors, including:

     - new product selection;

     - development of competitive products by competitors;

     - timely and efficient completion of product design; and

     - timely and efficient implementation of manufacturing and assembly processes and product performance at customer locations.

INTENSE COMPETITION IN OUR INDUSTRY MAY AFFECT OUR REVENUES.

     We face substantial competition, throughout the world, in each of our operating segments. Some of these competitors also have substantial financial and other resources to pursue engineering, manufacturing, marketing and distribution of their products. We also face competition from internal suppliers at several of our customers. Some of our competitors have introduced or announced new products with certain performance characteristics which may be considered equal or superior to those we currently offer. We expect our competitors to continue to improve the performance of their current products and to introduce new products or new technologies that provide improved cost of ownership and performance characteristics. New product introductions by competitors could cause a decline in sales or loss of market acceptance of our products. Moreover, increased competitive pressure could lead to intensified price based competition, which could materially adversely affect our business, financial condition and results of operations.

WE ARE SUBJECT TO RISKS OF OPERATING INTERNATIONALLY.

     We derive a significant portion of our total revenue from customers outside the United States. Our international sales are subject to significant risks and difficulties, including:

     - unexpected changes in legal and regulatory requirements and in policy changes affecting our markets;

     - changes in tariffs and exchange rates;

     - political and economic instability;

     - difficulties in accounts receivable collection;

     - difficulties in staffing and managing international operations; and

     - potentially adverse tax consequences.

     In addition, we generate a significant portion of our semiconductor test systems revenue from customers operating in South Asian countries and Taiwan. Although the economies of South Asian countries and Taiwan have stabilized to some degree since mid fiscal 1998, if these economies deteriorate the negative economic developments would increase the likelihood of either a direct or indirect adverse impact on the our future operating results.

OUR OPERATING RESULTS ARE LIKELY TO FLUCTUATE SIGNIFICANTLY.

     Our quarterly and annual operating results are affected by a wide variety of factors that could materially adversely affect revenues and profitability, including:

     - competitive pressures on selling prices;

     - the timing and cancellation of customer orders;

     - changes in product mix;

     - our ability to introduce new products and technologies on a timely basis;

     - introduction of products and technologies by our competitors;

     - market acceptance of our and our competitors' products;

     - fulfilling backlog on a timely basis;

     - reliance on sole source suppliers;

     - potential retrofit costs;

     - the level of orders received which can be shipped in a quarter; and

     - the timing of investments in engineering and development.

     As a result of the foregoing and other factors, we have and may continue to experience material fluctuations in future operating results on a quarterly or annual basis which could materially and adversely affect our business, financial condition, operating results and stock price.

                                USE OF PROCEEDS

     We will not receive any proceeds from the sale of shares by the selling stockholders. See "Selling Stockholders" and "Plan of Distribution" described below.

                              SELLING STOCKHOLDERS

     The following table sets forth, as of the date of the prospectus, the number and percentage of shares of our common stock beneficially owned by each of the selling stockholders prior to this offering and the maximum number of shares that each selling stockholder, its transferees, distributees, pledgees, donees or other successors in interest may offer and sell pursuant to this prospectus. Since each of the selling stockholders may sell all, some or none of its shares, we cannot estimate the actual number of shares of our common stock that will be sold by such selling stockholder or the aggregate number or percentage of shares of our common stock that such selling stockholder will own upon completion of this offering. See "Plan of Distribution."

     The shares of our common stock offered under this prospectus may be offered from time to time by and for the account of each of the selling stockholders.

                                                           NUMBER AND PERCENTAGE
                                                           OF SHARES BENEFICIALLY         NUMBER OF
                                                         OWNED PRIOR TO OFFERING(1)         SHARES
                                                         --------------------------    OFFERED PURSUANT
                  SELLING STOCKHOLDER                      NUMBER       PERCENT(2)    TO THIS PROSPECTUS
                  -------------------                    ----------     -----------   ------------------
Robert Herring, Sr.....................................  1,221,658(3)        *            1,221,658
Robert Herring, Jr.....................................    309,752(4)        *              309,752
Charles Herring........................................    309,752(5)        *              309,752

---------------
* Less than 1%.

(1) Except as otherwise indicated, the persons named in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Beneficial ownership is determined in accordance with the rules of the Commission, and includes voting and investment power with respect to shares.

(2) Based upon 175,319,732 shares of our common stock outstanding as of October 2, 2000.

(3) Includes 91,983 shares of our common stock that are held in escrow pursuant to the terms of an escrow agreement, dated as of August 15, 2000, by and among Teradyne, the selling stockholders, Herco Technology Corp., T-H Acquisition Corporation and the Chase Manhattan Bank (the "Herco Escrow Agreement") and 31,083 shares of our common stock that are held in escrow pursuant to the terms of an escrow agreement dated as of August 15, 2000, by and among Teradyne, Robert Herring, Sr., Perception Laminates, Inc., T-P Acquisition Corporation and the Chase Manhattan Bank (the "Perception Escrow Agreement"). Such shares may not be released from escrow and sold hereunder except in accordance with the terms and conditions of the respective escrow agreements.

(4) Includes 30,975 shares of our common stock that are held pursuant to the Herco Escrow Agreement. Such shares may not be released from escrow and sold hereunder except in accordance with the terms and conditions of the Herco Escrow Agreement.

(5) Includes 30,975 shares of our common stock that are held pursuant to the Herco Escrow Agreement. Such shares may not be released from escrow and sold hereunder except in accordance with the terms and conditions of the Herco Escrow Agreement.

     1,539,332 of the shares offered hereby were issued to the selling stockholders in connection with our acquisition of all of the outstanding capital stock of Herco Technology Corp. and the remaining 301,830 shares were issued to one of the selling stockholders in connection with our acquisition of all of the outstanding capital stock of Perception Laminates, Inc. Both transactions occurred on August 15, 2000.

     Since our acquisition of Herco Technology Corp., Messrs. Robert Herring, Jr. and Charles Herring have continued to be employed as managers of Herco, now a wholly-owned subsidiary of Teradyne.

     Each of the selling stockholders represented to us that he was acquiring his shares in the acquisition without any present intention of effecting a distribution of those shares. In recognition of the fact, however, that each of the selling stockholders may desire the ability to sell those shares of our common stock he owns when he considers it appropriate, in connection with our acquisition of Herco Technology Corp and Perception Laminates, Inc. we agreed to file a registration statement with the Securities and Exchange Commission to permit the public sale of the shares and to use our reasonable efforts to keep the registration statement effective until the earlier of two years from the effective date of the registration statement, and such time as all shares to be registered hereunder are sold by the selling stockholders. We will prepare and file such amendments and supplements to the registration statement as may be necessary to keep it effective during such period.

                              PLAN OF DISTRIBUTION

     The shares of our common stock offered hereby may be sold from time to time by the selling stockholders for their own account. We are responsible for the expenses incurred in the registration of the shares, other than selling discounts and commissions and stock transfer fees and taxes applicable to the sale of the shares. In addition, we have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act, and the selling stockholders have agreed to indemnify us against certain liabilities, including liabilities under the Securities Act.

     The distribution of the shares by the selling stockholders is not currently subject to any underwriting agreement. The shares covered by this prospectus may be sold by the selling stockholders or their transferees, distributees, pledgees, donees, or other successors in interest from time to time. Such sales may be made at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. Such sales may be effected in the over-the-counter market, on the New York Stock Exchange, or on any exchange on which the shares may then be listed. The shares may be sold by one or more of the following:

     - one or more block trades in which a broker or dealer so engaged will attempt to sell all or a portion of the shares held by the selling stockholders as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers;

     - in negotiated transactions; and

     - through other means.

     The selling stockholders may effect these transactions by selling shares to or through broker-dealers, and the broker-dealers will receive compensation in negotiated amounts in the form of discounts, concessions, commissions or fees from the selling stockholders and/or the purchasers of the shares for whom the broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). These brokers or dealers, or the participating brokers or dealers, and the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with these sales, and any commissions received by the broker-dealers may be deemed to be underwriting compensation.

     We have informed the selling stockholders that the antimanipulation rules under the Securities Exchange Act of 1934 (including, without limitation, Rule 10b-5 and Regulation M -- Rule 102) may apply to sales in the market and we will furnish the selling stockholders upon request with a copy of these Rules. We will also inform the selling stockholders of the need for delivery of copies of this prospectus.

     Any shares of our common stock covered by the prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

     We agreed to file a registration statement to register the resale of the shares and to use our reasonable efforts to maintain the effectiveness of the registration statement until the earlier of two years from the effective date of this registration statement and the date on which no shares originally held by the selling stockholders remain unsold.

     The selling stockholders are not restricted as to the price or prices at which they may sell their shares. Sales of the shares at less than the market price may depress the market price of our common stock. The selling stockholders are not restricted as to the number of shares which may be sold at any one time, and it is possible that a significant number of shares could be sold at the same time.

     EquiServe L.P., 150 Royall Street, Canton, MA 02021 is the transfer agent for our common stock.

                          DESCRIPTION OF COMMON STOCK

     Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Since holders of common stock do not have cumulative voting rights, the holders of more than 50% of our common stock can elect all the directors if they so choose. Holders of common stock are entitled to receive ratably dividends, if any, as may be declared by the board of directors out of funds legally available for payment of dividends. Upon the liquidation, dissolution or winding up of Teradyne, holders of common stock are entitled to receive ratably the net assets of Teradyne available after the payment of all debts and other liabilities of Teradyne. Holders of common stock have no preemptive, subscription, redemption or conversion rights, nor are they entitled to the benefit of any sinking fund.

                                 LEGAL MATTERS

     Certain legal matters with respect to the issuance of the shares offered hereby will be passed upon for Teradyne, Inc. by Testa, Hurwitz & Thibeault, LLP, Boston, Massachusetts. As of the date of this prospectus, certain attorneys with the firm of Testa, Hurwitz & Thibeault, LLP beneficially own an aggregate of 24,000 shares of our common stock. In addition, Richard J. Testa is a member of the law firm Testa, Hurwitz & Thibeault, LLP and serves as Clerk of Teradyne and on Teradyne's board of directors.

                                    EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Teradyne, Inc. for the year ended December 31, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

------------------------------------------------------
------------------------------------------------------

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THE SELLING STOCKHOLDERS ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, THE SECURITIES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALES MADE HEREUNDER AFTER THE DATE OF THIS PROSPECTUS SHALL CREATE AN IMPLICATION CONTAINED HEREIN OR THAT THE AFFAIRS OF TERADYNE HAVE NOT CHANGED SINCE THE DATE HEREOF. IN THIS PROSPECTUS, REFERENCES TO "TERADYNE, INC.," "TERADYNE," "WE," "OUR" AND "US" REFER TO TERADYNE, INC.

                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information.................    2
Incorporation of Certain Information
  by Reference........................    3
Teradyne, Inc.........................    4
Risk Factors..........................    6
Selling Stockholders..................    9
Plan of Distribution..................   10
Legal Matters.........................   12
Experts...............................   12

------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                                1,841,162 SHARES

                                 TERADYNE, INC.

                                  COMMON STOCK

                              --------------------
                                   PROSPECTUS
                              --------------------

                               OCTOBER    , 2000

------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Estimated expenses (other than underwriting discounts and commissions) payable in connection with the sale of the Common Stock offered hereby are as follows:

SEC Registration Fee........................................  $16,830
New York Stock Exchange Listing Fees........................  $ 6,300
Legal fees and expenses.....................................  $25,000
Accounting fees and expenses................................  $15,000
Miscellaneous...............................................  $ 5,000
                                                              -------
          TOTAL.............................................  $68,130
                                                              =======

     We will bear all expenses shown above. The selling stockholders will bear all underwriting discounts and selling commissions and stock transfer fees and taxes applicable to the sale of the shares sold pursuant to this prospectus.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 67 of the Massachusetts Business Corporation Law ("Section 67") provides that a corporation may indemnify its directors and officers to the extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders, or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. In all instances, the extent to which a corporation provides indemnification to its directors and officers under Section 67 is optional. Teradyne's Amended and Restated By-laws provide that each director and officer shall be indemnified by Teradyne against liabilities and expenses in connection with any legal proceeding to which such officer or director may become a party by reason of being or having been an officer or director, provided that such officer or director acted in good faith in the reasonable belief that his or her action was in the best interests of Teradyne. Reference is made to Teradyne's Amended and Restated By-laws filed as Exhibit 3.3 to its Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (File No. 001-06462).

     Teradyne maintains directors and officers liability insurance for the benefit of its directors and its officers.

ITEM 16. EXHIBITS.

 2.1*   Agreement and Plan of Reorganization by and among Herco
        Technology Corp., the Stockholders listed on the signature pages thereto, Teradyne and T-H Acquisition Corp., dated as of August 1, 2000.
 2.2*   Escrow Agreement by and among The Chase Manhattan Bank,
        Herco Technology Corp., the Stockholders listed on the signature pages thereto, Teradyne and T-H Acquisition Corp., dated as of August 15, 2000.
 2.3*   Agreement and Plan of Reorganization by and among Perception
        Laminates, Inc., Robert Herring, Sr., Teradyne and T-P
        Acquisition Corp., dated as of August 1, 2000
 2.4*   Escrow Agreement by and among The Chase Manhattan Bank,
        Perception Laminates, Inc., Robert Herring, Sr., Teradyne and T-P Acquisition Corp., dated as of August 15, 2000
 4.1 Amended and Restated Articles of Incorporation, as amended of Teradyne (filed as Exhibit 3.01 to Teradyne's Quarterly
        Report on Form 10-Q for the quarterly period ended July 2, 2000 (File No. 001-06462) and incorporated herein by reference)

 4.2    Amended and Restated By-laws, as amended of Teradyne (filed as Exhibit 3.3 to Teradyne's Annual Report on Form 10-K for
        the fiscal year ended December 31, 1996 (File No. 001-06462)
        and incorporated herein by reference)
 5.1*   Opinion of Testa, Hurwitz & Thibeault, LLP
23.1*   Consent of PricewaterhouseCoopers LLP
23.2*   Consent of Testa, Hurwitz & Thibeault, LLP (included in
        Exhibit 5.1)
24.1*   Power of attorney (included on signature page)

---------------
* Filed herewith.

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where appropriate, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and Commonwealth of Massachusetts on October 6, 2000.

                                          TERADYNE, INC.

                                          By: /s/ MICHAEL A. BRADLEY
                                            ------------------------------------
                                            Michael A. Bradley
                                            Vice President and Chief Financial
                                              Officer

                        POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of Teradyne, Inc., hereby severally constitute and appoint George W. Chamillard and Michael A. Bradley, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, and generally to do all things in our names and on our behalf in such capacities to enable Teradyne, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                  TITLE(S)                    DATE
                     ---------                                  --------                    ----
/s/ GEORGE W. CHAMILLARD                             President, Chief Executive      October 6, 2000
---------------------------------------------------  Officer and Chairman
George W. Chamillard                                 (Principal Executive Officer)

/s/ MICHAEL A. BRADLEY                               Vice President and Chief        October 6, 2000
---------------------------------------------------  Financial Officer
Michael A. Bradley                                   (Principal Financial Officer)

/s/ DONALD J. HAMMAN                                 Controller                      October 6, 2000
---------------------------------------------------  (Principal Accounting Officer)
Donald J. Hamman

/s/ JAMES W. BAGLEY                                  Director                        October 6, 2000
---------------------------------------------------
James W. Bagley

/s/ ALBERT CARNESALE                                 Director                        October 6, 2000
---------------------------------------------------
Albert Carnesale

/s/ DANIEL S. GREGORY                                Director                        October 6, 2000
---------------------------------------------------
Daniel S. Gregory

                                                     Director                        October   , 2000
---------------------------------------------------
Dwight H. Hibbard

/s/ JOHN P. MULRONEY                                 Director                        October 6, 2000
---------------------------------------------------
John P. Mulroney

/s/ VINCENT M. O'REILLY                              Director                        September 30, 2000
---------------------------------------------------
Vincent M. O'Reilly

                     SIGNATURE                                  TITLE(S)                    DATE
                     ---------                                  --------                    ----

/s/ RICHARD J. TESTA                                 Director                        October 6, 2000
---------------------------------------------------
Richard J. Testa

/s/ ROY A. VALLEE                                    Director                        October 2, 2000
---------------------------------------------------
Roy A. Vallee

/s/ PATRICIA S. WOLPERT                              Director                        October 6, 2000
---------------------------------------------------
Patricia S. Wolpert

                                 EXHIBIT INDEX

   EXHIBIT
     NO.                     DESCRIPTION OF EXHIBIT
   -------                   ----------------------
     2.1* Agreement and Plan of Reorganization by and among Herco
          Technology Corp., the Stockholders listed on the signature pages thereto, Teradyne and T-H Acquisition Corp., dated as of August 1, 2000.
     2.2* Escrow Agreement by and among The Chase Manhattan Bank,
          Herco Technology Corp., the Stockholders listed on the
          signature pages thereto, Teradyne and T-H Acquisition Corp., dated as of August 15, 2000.
     2.3* Agreement and Plan of Reorganization by and among Perception
          Laminates, Inc., Robert Herring, Sr., Teradyne and T-P
          Acquisition Corp., dated as of August 1, 2000.
     2.4* Escrow Agreement by and among The Chase Manhattan Bank,
          Perception Laminates, Inc., Robert Herring, Sr., Teradyne
          and T-P Acquisition Corp., dated as of August 15, 2000.
     4.1  Amended and Restated Articles of Incorporation, as amended of Teradyne (filed as Exhibit 3.01 to Teradyne's Quarterly
          Report on Form 10-Q for the quarterly period ended July 2,
          2000 (File No. 001-06462) and incorporated herein by
          reference)
     4.2  Amended and Restated By-laws, as amended of Teradyne (filed as Exhibit 3.3 to Teradyne's Annual Report on Form 10-K for
          the fiscal year ended December 31, 1996 (File No. 001-06462)
          and incorporated herein by reference)
     5.1* Opinion of Testa, Hurwitz & Thibeault, LLP
    23.1* Consent of PricewaterhouseCoopers, LLP
    23.2* Consent of Testa, Hurwitz & Thibeault, LLP (included in
          Exhibit 5.1)
    24.1* Power of attorney (included on signature page)

---------------
* Filed herewith.